LifeVantage Announces Financial Results for the
Third Quarter of Fiscal 2023

Salt Lake City, UT, May 4, 2023, LifeVantage Corporation (Nasdaq: LFVN) today reported financial results for its third fiscal quarter ended March 31, 2023.
Third Quarter Fiscal 2023 Summary*:
•Revenue of $53.7 million, an increase of 7.5% from the prior year period. Excluding the negative impact of foreign currency fluctuations, third quarter revenue was up approximately 10.4%;
•Revenue in the Americas increased 18.2% including a 19.5% increase in the United States. Revenue in Asia/Pacific & Europe decreased 14.2% and was down approximately 5.1% excluding the negative impact of foreign currency fluctuations;
•Total active accounts declined 5.1% from the prior year period to 149,000, reflecting flat accounts in the Americas and a 16.3% decline in Asia/Pacific & Europe;
•Net income per diluted share were $0.08, versus $0.09 per diluted share a year ago;
•Adjusted earnings per diluted share were $0.08, versus $0.12 a year ago;
•Adjusted EBITDA of $3.3 million, compared to $3.4 million a year ago; and
•Strong balance sheet with $19.5 million of cash and no debt.
* All comparisons are on a year over year basis and compare the third quarter of fiscal 2023 to the third quarter of fiscal 2022, unless otherwise noted.
“Third quarter results demonstrate significant early progress of our LV360 strategic transformation initiatives, including our new Evolve compensation plan” said Steve Fife, President and Chief Executive Officer of Life Vantage. “Accelerating revenue growth was the most notable improvement of the quarter as we continued to see strong results from key products, led by TrueScience® Liquid Collagen, which has been in the U.S. market since June 2022 and just launched this quarter in Australia, New Zealand, and Japan. On a constant currency basis, our third quarter revenue increased 10.4% including an 18.2% increase in the Americas. Evolve has been well received and is just starting to gain traction with our highly engaged base of Consultants in the markets where it has launched. We remain confident in the trajectory of our business and are in in a strong position to deliver meaningful improvement in growth and profitability over the next several years.”
Third Quarter Fiscal 2023 Results
For the third quarter of fiscal 2023, the Company reported revenue of $53.7 million, a 7.5% increase over the third quarter of fiscal 2022. Excluding the negative impact of foreign currency fluctuations, third quarter revenue was up 10.4%. Revenue in the Americas region for the third quarter of fiscal 2023 increased 18.2%, including a 19.5% increase in the United States. Revenue in the Asia/Pacific & Europe region decreased 14.2% and was negatively impacted by foreign currency fluctuations. On a constant currency basis, revenue in Asia/Pacific & Europe decreased approximately 5.1% for the three months ended March 31, 2023.
Gross profit for the third quarter of fiscal 2023 was $43.1 million, or 80.2% of revenue, compared to $40.3 million, or 80.7% of revenue, for the same period in fiscal 2022. The decline in gross profit margin was primarily driven by elevated shipping expenses as well as shifts in geographic and product sales mix during the quarter.
Commissions and incentives expense for the third quarter of fiscal 2023 was $23.8 million, or 44.3% of revenue, compared to $23.2 million, or 46.4% of revenue, for the same period in fiscal 2022. The decrease in commissions and incentives expense as a percentage of revenue was due to price increases across the product portfolio as well as impacts related to the timing and magnitude of promotional and incentive programs.

Selling, general and administrative (SG&A) expense for the third quarter of fiscal 2023 was $17.7 million, or 33.0% of revenue, compared to $15.3 million, or 30.6% of revenue, for the same period in fiscal 2022. Adjusted for nonrecurring expenses, which are detailed in the GAAP to non-GAAP reconciliation tables included at the end of this press release, adjusted non-GAAP SG&A expenses for the third quarter of fiscal 2023 were $17.7 million, or 32.9% of revenue, compared to adjusted non-GAAP SG&A expenses for the third quarter of fiscal 2022 of $14.7 million, or 29.3% of revenue. The increase in adjusted non-GAAP SG&A expense was a result of increased event and travel expenses, higher employee compensation as well as increases in outside professional services related to initiatives that launched in March 2023. These increased expenses were partially offset by decreases in legal, accounting, and tax service expenses.
Operating income for the third quarter of fiscal 2023 was $1.6 million compared to $1.8 million for the third quarter of fiscal 2022. Accounting for non-GAAP adjustments noted previously, adjusted non-GAAP operating income for the third quarter of fiscal 2023 was $1.6 million compared to adjusted non-GAAP operating income of $2.5 million for the third quarter of fiscal 2022.
Net income for the third quarter of fiscal 2023 was $1.0 million, or $0.08 per diluted share, which compares to net income of $1.1 million, or $0.09 per diluted share for the third quarter of fiscal 2022. Accounting for non-GAAP adjustments noted previously, net of tax, adjusted non-GAAP net income for the third quarter of fiscal 2023 was $1.0 million, or $0.08 per diluted share, compared to adjusted non-GAAP income of $1.6 million, or $0.12 per diluted share for the third quarter of fiscal 2022.
Adjusted EBITDA was $3.3 million for the third quarter of fiscal 2023, versus $3.4 million for the comparable period in fiscal 2022.
Balance Sheet & Liquidity
The Company generated $3.1 million of cash from operations during the first nine months of fiscal 2023 compared to $5.2 million in the same period in fiscal 2022. Cash and cash equivalents at March 31, 2023 were $19.5 million, compared to $20.2 million at June 30, 2022, and there was no debt outstanding.
Dividend Announcement
Today the Company announced the declaration of a cash dividend of $0.035 per common share. The dividend will be paid on June 15, 2023 to all stockholders of record at the close of business on June 1, 2023. This represents an increase in the dividend amount by 16.7% over previous quarters.
Fiscal Year 2023 Guidance
The Company expects to generate revenue in the range of $209 million to $212 million in fiscal year 2023 and adjusted EBITDA of $11 million to $13 million, with adjusted earnings per share in the range of $0.20 to $0.26, which assumes a full year tax rate of approximately 37%. This guidance reflects the current trends in the business. The Company's guidance for adjusted non-GAAP EBITDA and adjusted non-GAAP earnings per diluted share excludes any non-operating or non-recurring expenses that may materialize during fiscal 2023. The Company is not providing guidance for GAAP earnings per diluted share for fiscal 2023 due to the potential occurrence of one or more non-operating, one-time expenses, which the Company does not believe it can reliably predict.
Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. MST (4:30 p.m. EST). Investors interested in participating in the live call can dial (877) 704-4453 from the U.S. International callers can dial (201) 389-0920. A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, May 11, 2023, by dialing (844) 512-2921 from the U.S. and entering confirmation code 13737266, or (412) 317-6671 from international locations, and entering confirmation code 13737266.
There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at http://investor.lifevantage.com/events-and-presentations or directly at https://viavid.webcasts.com/starthere.jsp?ei=1605540&tp_key=203140be48. The webcast will be archived for approximately 30 days.

About LifeVantage Corporation
LifeVantage Corporation (Nasdaq: LFVN), the activation company, is a pioneer in nutrigenomics, the study of how nutrition and naturally occurring compounds affect human genes to support good health. The Company engages in the identification, research, development, formulation and sale of advanced nutrigenomic activators, dietary supplements, nootropics, pre- and pro-biotics, weight management, skin and hair care, bath & body, and targeted relief products. The Company’s line of scientifically-validated dietary supplements includes its flagship Protandim® family of products, LifeVantage® Omega+™, ProBio, IC Bright®, Daily Wellness , Rise AM, Reset PM, and D3+ dietary supplements, the TrueScience® line of skin, hair, bath & body, and targeted relief products. The Company also markets and sells Petandim®, its companion pet supplement formulated to combat oxidative stress in dogs, Axio® its nootropic energy drink mixes, and PhysIQ, its smart weight management system. LifeVantage was founded in 2003 and is headquartered in Lehi, Utah. For more information, visit www.lifevantage.com.
Cautionary Note Regarding Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "will," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to," "goal," “may be,” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The declaration and/or payment of a dividend during any quarter provides no assurance as to future dividends, and the timing and amount of future dividends, if any, could vary significantly in comparison both to past dividends and to current expectations. Examples of forward-looking statements include, but are not limited to, statements we make regarding executing against and the benefits of our key initiatives, future growth, including geographic and product expansion, the impact of COVID-19 on our business, expected financial performance, and expected dividend payments in future quarters. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, further deterioration to the global economic and operating environments as a result of future COVID-19 developments, as well as those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
About Non-GAAP Financial Measures
We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period and Non-GAAP Earnings per Share as Non-GAAP Net Income divided by weighted-average shares outstanding.
We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The tables set forth below present reconciliations of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share, which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.
Investor Relations Contacts:
Reed Anderson, ICR
(646) 277-1260
reed.anderson@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except per share data)	March 31, 2023	June 30, 2022
ASSETS
Current assets
Cash and cash equivalents	$19,529	$20,190
Accounts receivable	2,353	3,338
Income tax receivable	662	1,752
Inventory, net	18,452	16,472
Prepaid expenses and other	3,346	5,205
Total current assets	44,342	46,957

Property and equipment, net	9,454	9,500
Right-of-use assets	9,249	11,040
Intangible assets, net	488	587
Deferred income tax asset	2,242	1,289
Other long-term assets	1,307	1,333
TOTAL ASSETS	$67,082	$70,706

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$5,823	$7,462
Commissions payable	7,071	7,285
Income tax payable	—	453
Lease liabilities	1,774	2,601
Other accrued expenses	6,734	7,927
Total current liabilities	21,402	25,728

Long-term lease liabilities	11,919	13,154
Other long-term liabilities	319	308
Total liabilities	33,640	39,190
Commitments and contingencies
Stockholders' equity
Preferred stock — par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock — par value $0.0001 per share, 40,000 shares authorized and 12,771 and 12,493 issued and outstanding as of March 31, 2023 and June 30, 2022, respectively	1	1
Additional paid-in capital	133,424	131,075
Accumulated deficit	(99,004)	(98,437)
Accumulated other comprehensive loss	(979)	(1,123)
Total stockholders’ equity	33,442	31,516
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$67,082	$70,706

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands, except per share data)	2023	2022	2023	2022
Revenue, net	$53,741	$50,004	$159,177	$155,418
Cost of sales	10,618	9,657	32,318	28,765
Gross profit	43,123	40,347	126,859	126,653

Operating expenses:
Commissions and incentives	23,816	23,206	71,185	72,760
Selling, general and administrative	17,708	15,316	54,018	47,813
Total operating expenses	41,524	38,522	125,203	120,573
Operating income	1,599	1,825	1,656	6,080

Other income (expense):
Interest income (expense), net	59	(5)	91	(10)
Other income (expense), net	7	(69)	(304)	(385)
Total other income (expense)	66	(74)	(213)	(395)
Income before income taxes	1,665	1,751	1,443	5,685
Income tax expense	(643)	(610)	(869)	(1,149)
Net income	$1,022	$1,141	$574	$4,536
Net income per share:
Basic	$0.08	$0.09	$0.05	$0.34
Diluted	$0.08	$0.09	$0.05	$0.34
Weighted-average shares outstanding:
Basic	12,615	13,195	12,538	13,261
Diluted	12,770	13,257	12,555	13,312

LIFEVANTAGE CORPORATION AND SUBSIDIARIES

Revenue by Region
(Unaudited)

	Three Months Ended March 31,				Nine Months Ended March 31,
(In thousands)	2023		2022		2023		2022
Americas	$39,532	74%	$33,444	67%	$115,606	73%	$104,600	67%
Asia/Pacific & Europe	14,209	26%	16,560	33%	43,571	27%	50,818	33%
Total	$53,741	100%	$50,004	100%	$159,177	100%	$155,418	100%

Active Accounts
(Unaudited)

	As of March 31,
	2023		2022		Change from Prior Year	Percent Change
Active Independent Consultants (1)
Americas	36,000	62%	38,000	61%	(2,000)	(5.3)%
Asia/Pacific & Europe	22,000	38%	24,000	39%	(2,000)	(8)%
Total Active Independent Consultants	58,000	100%	62,000	100%	(4,000)	(6.5)%

Active Customers (2)
Americas	72,000	79%	70,000	74%	2,000	2.9%
Asia/Pacific & Europe	19,000	21%	25,000	26%	(6,000)	(24.0)%
Total Active Customers	91,000	100%	95,000	100%	(4,000)	(4.2)%

Active Accounts (3)
Americas	108,000	72%	108,000	69%	—	—%
Asia/Pacific & Europe	41,000	28%	49,000	31%	(8,000)	(16.3)%
Total Active Accounts	149,000	100%	157,000	100%	(8,000)	(5.1)%

(1) Active Independent Consultants have purchased product in the prior three months for retail or personal consumption.
(2) Active Customers have purchased product in the prior three months for personal consumption only.
(3) Total Active Accounts is the sum of Active Independent Consultant accounts and Active Customer accounts.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands)	2023	2022	2023	2022
GAAP Net income	$1,022	$1,141	$574	$4,536
Interest (income) expense	(59)	5	(91)	10
Provision for income taxes	643	610	869	1,149
Depreciation and amortization(1)	859	838	2,678	2,443
Non-GAAP EBITDA:	2,465	2,594	4,030	8,138
Adjustments:
Stock compensation expense	817	(38)	2,242	1,362
Other expense, net	(7)	69	304	385
Other adjustments(2)	6	775	328	447
Total adjustments	816	806	2,874	2,194
Non-GAAP Adjusted EBITDA	$3,281	$3,400	$6,904	$10,332

(1) Includes $116,000 of accelerated depreciation related to a change in lease term for the nine months ended March 31, 2023.

(2) Other adjustments breakout:
Class-action lawsuit expenses, net of recoveries	(145)	590	$(141)	$539
Executive team litigation and key management severance expenses, net	—	185	—	651
Executive team recruiting and transition expenses	147	—	147	31
Lease abandonment	4	—	323	—
Total adjustments	$6	$775	$329	$1,221

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands)	2023	2022	2023	2022
GAAP Net income	$1,022	$1,141	$574	$4,536
Adjustments:
Class-action lawsuit expenses, net of recoveries	(145)	590	(141)	539
Executive team litigation and severance expenses, net(1)	—	63	—	529
Executive team recruiting and transition expenses	147	—	147	31
Accelerated depreciation related to change in lease term	—	—	116	—
Lease abandonment(2)	4	—	322	—
Tax impact of adjustments(3)	(2)	(149)	(117)	(238)
Total adjustments, net of tax	4	504	327	861
Non-GAAP Net income:	$1,026	$1,645	$901	$5,397

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Diluted earnings per share, as reported	$0.08	$0.09	$0.05	$0.34
Total adjustments, net of tax	—	0.04	0.03	0.06
Non-GAAP adjusted diluted earnings per share(4)	$0.08	$0.12	$0.07	$0.41

(1) Net of $122,000 of compensation expense benefit related to unvested stock award reversals during the three and nine months ended March 31, 2022.
(2) Includes remaining lease payments and other termination costs associated with lease abandonments
(3) Tax impact is based on the estimated annual tax rate for the years ended June 30, 2023 and 2022, respectively
(4) May not add due to rounding.